PETSMART, INC.
NONSTATUTORY STOCK OPTION GRANT NOTICE
(2011 EQUITY INCENTIVE PLAN)

PetSmart, Inc. (the “Company”), pursuant to its 2011 Equity Incentive Plan (the “Plan”) hereby grants to Participant a stock option to purchase the number of shares of the Company’s common stock (the “Common Stock”) set forth below (the “Option”). The Option is subject to all of the terms and conditions as set forth herein and the Plan, which is attached hereto and incorporated herein in its entirety. Defined terms not explicitly defined in this Nonstatutory Stock Option Grant Notice (this “Grant Notice”) but defined in the Plan shall have the same definitions as in the Plan.
Participant:     %%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-%
Date of Grant:    %%GRANT_DATE%-%
Number of Shares Subject to Option:    %%TOTAL _SHARES_GRANTED%-%
Exercise Price (per share):    %%OPTION_PRICE%-%
Vesting Commencement Date:    %%OPTION_DATE%-%
Email Address:
This Grant Notice and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company pursuant to the Option and supersede all prior oral and written agreements on that subject with the exception of Options previously granted and delivered to Participant under the Plan. Notwithstanding the foregoing, if you are eligible to participate in the Executive Change in Control and Severance Benefit Plan (the “Executive Severance Plan”), the Option shall be subject to the terms of the Executive Severance Plan to the extent expressly provided therein.

The details of the Option are as follows:

1.    VESTING. Subject to the limitations contained herein, the Option will vest as follows:

(a)    Shares subject to the Option shall become vested and exercisable twenty-five percent (25%) per year for four (4) years commencing one (1) year after the vesting commencement date and on each anniversary thereafter, unless your Continuous Status as an Employee, Director, or Consultant ceases for any reason prior to any such anniversary date. Your Continuous Status as an Employee, Director, or Consultant shall not be considered terminated due to a change in the capacity in which you perform services for the Company, provided you remain an Employee, Director, or Consultant.

(b)    If your Continuous Status as an Employee, Director, or Consultant ends due to your death or Disability, any unvested portion of the Option shall automatically become fully vested and exercisable.

(c)    If you are age fifty-five (55) or older with at least five (5) years of Continuous Status as an Employee, Director, or Consultant on the date your Continuous Status as an Employee, Director, or Consultant ends and such termination is due to your voluntary retirement from the Company or an Affiliate and has been designated by the Company, in its sole discretion, as a retirement (a “Retirement Termination”), any unvested portion of the Option that has been outstanding for at least six (6) months, will continue to vest until the earlier of the Fixed Termination Date (as defined below) or the date of the third anniversary of termination of your Continuous Status as an Employee, Director or Consultant, provided (i) you were not a retirement eligible executive officer subject to Section 16 of the Securities and Exchange Commission Act of 1934, as amended, on March 22, 2011; (ii) your retirement is approved by the Company prior to your termination date; and (iii) you enter into a noncompetition agreement if requested by, and in a form acceptable to, the Company. Notwithstanding the foregoing, the Company will not designate your voluntary termination as a Retirement Termination if the Company determines that such termination is detrimental to the Company.
2.    EXERCISE PRICE. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment, which has accrued to you. To the extent permitted by applicable statutes and regulations, you may make payment of the exercise price under one or any combination of the following alternatives:

(a)    Payment of the exercise price per share in cash (including check) at the time of exercise; or

(b)    Provided that at the time of exercise of the Option the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock that have a Fair Market Value (as defined in the Plan) on the date of exercise equal to the exercise price and that qualify as Permitted Shares. For the purposes of the foregoing, “Permitted Shares” shall mean shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests and that either (x) you have held for the period required to avoid classification of the Option as a liability for financial accounting purposes or (y) you did not acquire, directly or indirectly from the Company. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise the Option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise the Option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock; or

(c)    Having the Company withhold shares of Common Stock from the shares of Common Stock otherwise issuable to you on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option; or

(d)    Provided that at the time of exercise of the Option the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(e)    Any other method permitted by the Committee.

3.    No FRACTIONAL SHARES. The Option may not be exercised for any number of shares, which would require the issuance of anything other than whole shares.

4.    SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, the Option may not be exercised unless the shares issuable upon exercise of the Option are then registered under the Securities Act, or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and you may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

    5.    OPTION TERM. The term of the Option commences on the Grant Date and, unless sooner terminated as set forth below or in the Plan, terminates on the date (the “Fixed Termination Date”) which shall be seven (7) years from the Grant Date. In no event may the Option be exercised on or after the Fixed Termination Date. The Option shall terminate on the earlier of the Fixed Termination Date or on the date that is three (3) months after your Continuous Status as an Employee, Director, or Consultant ends for any reason or for no reason unless:

(a)    termination of your Continuous Status as an Employee, Director, or Consultant is due to Disability, in which event the Option shall terminate on the earlier of the Fixed Termination Date or the date of the third anniversary of the end of your Continuous Status as an Employee, Director, or Consultant due to Disability; or

(b)    termination of your Continuous Status as an Employee, Director, or Consultant is due to your death, in which event the Option shall terminate on the earlier of the Fixed Termination Date or the date of the third anniversary of your death; or

(c)    termination of your Continuous Status as an Employee, Director or Consultant is a Retirement Termination, in which event the portion of the Option that has been outstanding for at least six (6) months, shall terminate on the earlier of the Fixed Termination Date or the date of the third anniversary of the end of your Continuous Status as an Employee, Director, or Consultant due to such retirement.

However, the Option may be exercised following such termination of your Continuous Status as an Employee, Director, or Consultant only as to that number of shares exercisable under the provisions of paragraph 1 of this Grant Notice.

6.    METHOD OF EXERCISE; TAX WITHHOLDING.

(a)    The Option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to the terms of the Plan.

(b)    By exercising the Option you agree that, as a condition to any exercise of the Option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of: (1) the exercise of the Option; or (2) the disposition of shares acquired upon such exercise. You may not exercise the Option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise the Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock. In the Company’s sole discretion, subject only to compliance with any applicable conditions or restrictions of law, the Company may require you to satisfy your obligations as set forth in this subparagraph 6(b) by one or more of the following:

(i)    Payment by you to the Company of cash.

(ii)    Withholding from payroll or any other amounts payable to you.

7.    NON-TRANSFERABILITY OF THE OPTION. The Option is not transferable, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act (a “QDRO”), and is exercisable during your life only by you or a transferee pursuant to a QDRO. By delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise the Option.

8.    NO DIVIDENDS. The Option does not entitle you to receive, on exercise, an amount equal to all or part of the dividends declared and paid on the number of shares of Common Stock underlying the Option between the Grant Date and the exercise date.

9.    OPTION NOT A SERVICE CONTRACT. The Option is not an employment or other service contract and nothing in the Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or other service of the Company, or of the Company to continue your employment or other service with the Company.

10.    NOTICES. Any notice or request required or permitted hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (a) the date of personal delivery, including delivery by express courier, or (b) the date that is five days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten days’ advance written notice to each of the other parties hereto:

COMPANY:        PetSmart Inc.
19601 North 27th Avenue
Phoenix, AZ 85027
Attn: General Counsel

YOU:            Your address as on file with the Company’s
Human Resources Department at the time notice is given

Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and the Option by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

11.    BOOK ENTRY REGISTRATION OF SHARES; RESTRICTIVE LEGENDS. The Company may issue any shares of Common Stock in respect of the Option by registering the shares in book entry form with the Company’s transfer agent in your name in which case the applicable restrictions will be noted in the records of the Company’s transfer agent in the book entry system. Any certificates representing the shares of Common Stock issued in respect of the Option shall have endorsed thereon appropriate legends as determined by the Company.

12.    RIGHTS AS STOCKHOLDER. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued upon exercise of the Option until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company.

13.    GOVERNING PLAN DOCUMENT. The Option is subject to all the provisions of the Plan, a copy of which is attached hereto, and its provisions are hereby made a part of the Option, including without limitation the provisions of Section 6 of the Plan relating to Option provisions. The Option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Option and those of the Plan, the provisions of the Plan shall control.

14.    AMENDMENT. No modification or amendment of this Grant Notice or waiver of any rights hereunder shall be valid unless in writing and duly signed by a party authorized by each party hereto.

* * *

This Grant Notice shall be deemed to be signed by the Company and the Participant upon the Participant’s delivery, by electronic means or otherwise, of this Grant Notice to the Stock Plan Administration Manager of the Company or its designee.

ATTACHMENTS:

PetSmart, Inc. 2011 Equity Incentive Plan
PetSmart, Inc. 2011 Equity Incentive Plan Prospectus

March 18, 2014